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                                                             EXHIBIT NO. 99.9(a)


                              LEGAL OPINION CONSENT



I consent to the incorporation by reference in this Post-Effective Amendment No. 77 to the Registration Statement (File Nos. 2-11401 and 811-203) (the "Registration Statement") of Massachusetts Investors Trust (the "Trust"), of my opinion dated February 22, 1999, appearing in Post-Effective Amendment No. 76 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on February 26, 1999.




                                        JAMES R. BORDEWICK, JR.
                                        James R. Bordewick, Jr.
                                        Assistant Secretary

Boston, Massachusetts
October 27, 1999
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